Exhibit 10.45
AFFILIATED PARTY SUBORDINATION AND
CROSS-DEFAULT AGREEMENT
     THIS AGREEMENT is made as of the 31 day of August, 2009 by those entities shown on Schedule “A” attached hereto (each a “Borrower” and jointly and severally, “Borrowers”); COLE REIT III OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Cole REIT”) and JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation (“Lender”).
WITNESSETH:
     WHEREAS, the Borrowers have executed and delivered to the Lender a certain promissory note in the principal amount of Thirty Million and 00/100 Dollars ($30,000,000.00) of even date herewith (the “Note”);
     WHEREAS, the Note has been executed and delivered pursuant to that certain Loan Agreement of even date herewith by and between the Borrowers, Cole REIT and the Lender (the “Loan Agreement”);
     WHEREAS, all capitalized terms used herein and not otherwise defined herein have the meaning ascribed to them in the Loan Agreement;
     WHEREAS, the Borrowers and Cole REIT have entered into or may enter into notes, loans or similar agreements (such agreements, as the same may from time to time be amended, revised, replaced, modified or supplemented, are hereinafter referred to as the “Intercompany Agreements”);

     WHEREAS, all of the fees, indebtedness, interests, liabilities, and obligations of the Borrowers to Cole REIT and to each other, whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities and obligations of the Borrowers under any Intercompany Agreements or any other instruments and documents executed and delivered in connection therewith (the “Related Party Debt”) shall, except as otherwise provided herein, be subordinate and inferior to all Loan Documents as provided herein;
     WHEREAS, the Borrowers have entered into the Loan Agreement and other agreements concerning the Loans with the Lender (such agreements, together with any agreements hereafter entered, now or hereafter existing, as the same may from time to time be amended, revised, replaced, modified or supplemented, are hereinafter referred to as the “Loan Documents”);
     WHEREAS, Cole REIT and the principals of the Borrowers shall derive a substantial benefit from the making of the Loan by the Lender and therefore desire that the Lender make the Loan; and
     WHEREAS, it is a condition precedent to the willingness of the Lender to make the Loan that the Borrowers and Cole REIT execute and deliver this Agreement for the benefit of the Lender.
     NOW THEREFORE, in order to induce the Lender to make the Loan and in consideration therefor, and for One Dollar ($1.00) and other good and valuable consideration, and the receipt and sufficiency of the mutual covenants set forth herein, the parties hereto hereby agree as follows:
     1. Subordination.
          A. The payment of any and all of the Related Party Debt is hereby expressly subordinated and made junior to the payment and performance of all of the obligations and indebtedness of Borrowers and Cole REIT to Lender (“Prime Indebtedness”).

          B. Until the Prime Indebtedness has been completely paid, the Borrowers shall not make, and Cole REIT shall not receive, accept, or retain, any direct or indirect payment or reduction (whether by way of loan, set off, or otherwise) in respect to the principal of, or premium or interest on, the Related Party Debt. Notwithstanding the foregoing, nothing contained herein shall preclude Cole REIT from receiving distributions in accordance with the operating agreements of Borrowers prior to any Event of Default or after any such Event of Default has been cured.
          C. In the event of any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, readjustment of debt, arrangement, composition, assignment for the benefit of creditors or other similar proceeding relative to the Borrowers or any of them, or the Borrowers’ property, then and in any such event:
               (i) all of the Prime Indebtedness shall first be paid in full before any payment or distribution of any character shall be made in respect to the Related Party Debt;
               (ii) any payment or distribution of any character, which would otherwise (but for the terms hereof) be payable or deliverable in respect of the Related Party Debt shall be made to Lender and applied to the Prime Indebtedness;
               (iii) Cole REIT and the Borrowers shall execute and deliver to the Lender all such further instruments confirming the matters set forth in the foregoing clauses (i) and (ii), and all such proofs of claim, assignments of claim and other instruments and shall take all such other actions as may be reasonably requested by the Lender in order to enable the Lender to enforce any and all claims upon or in respect of such Related Party Debt and to collect and give any and all payments or distributions which may be payable or deliverable at any time upon or with respect to such Related Party Debt.

          D. If, notwithstanding the provisions of this Agreement, any payment or distribution of any character shall be received by Cole REIT and the Borrowers, or any of them, in contravention of the terms of this Agreement, and before the Prime Indebtedness shall have been paid in full, such payment or distribution shall be paid over or delivered and transferred to, the Lender for application to the payment of the remaining unpaid Prime Indebtedness.
     2. Continued Effectiveness of this Agreement.
          A. The terms of this Agreement, the subordination effected hereby, and the rights of the Lender and the obligations of Cole REIT and the Borrowers arising hereunder shall not be affected, modified or impaired in any manner or to any extent by:
               (i) any renewal, replacement, amendment, extension, substitution, revision, consolidation, modification or termination of or supplement to the Loan Documents or any of them;
               (ii) the validity or enforceability of any such documents referred to in clause (i) above;
               (iii) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for the Prime Indebtedness;
               (iv) any exercise (or lack thereof) of any right, power or remedy under or in respect of the Loan Documents;
               (v) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Prime Indebtedness or any of the agreements, instruments or documents referred to in clause (i) above or in respect of any collateral security for the Prime Indebtedness or any other indebtedness, liability or obligation of the Borrowers to the Lender, now existing or hereafter arising, whether or not Cole

REIT shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto.
          B. In the event of any sale, assignment, disposition or other transfer of the Related Party Debt, Cole REIT and Borrowers shall cause the transferee thereof to execute and deliver to the Lender an agreement (substantially identical with this Agreement); provided, however, that, notwithstanding the delivery of such an agreement, the provisions hereof shall be binding on said transferee.
     3. Cross-Default. Cole REIT and the Borrowers hereby confirm to the Lender that a default hereunder shall be deemed an Event of Default under the Loan Documents.
     4. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Intercompany Agreements, or the Loan Documents, the provisions of this Agreement shall control and govern.
     5. Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.
     6. Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight deliver service with provisions for a receipt, postage, or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to Borrower:	Cole REIT III Operating Partnership, LP 2555 East Camelback Road, Suite 400 Phoenix, Arizona 85016 Attn: Legal Department

with a copy to:	Lytle Cartwright & Smith PLC 9903 E. Bell Road, Suite 110 Scottsdale, Arizona 85260 Attn: Kevin T. Lytle, Attorney

If to Cole REIT:	Cole REIT III Operating Partnership, LP 2555 East Camelback Road, Suite 400 Phoenix, Arizona 85016 Attn: Legal Department

with a copy to:	Lytle Cartwright & Smith PLC 9903 E. Bell Road, Suite 110 Scottsdale, Arizona 85260 Attn: Kevin T. Lytle, Attorney

If to Lender:	Jackson National Life Insurance Company c/o PPM Finance, Inc. 225 West Wacker Drive, Suite 1200 Chicago, Illinois 60606 Attn: Vice President, Loan Servicing

AND SEPARATELY TO:	Jackson National Life Insurance Company c/o PPM Finance, Inc. 225 West Wacker Drive, Suite 1200 Chicago, IL 60606 Attn: Vice President, Settlements & Administration
     7. Priority. This Agreement is intended to establish relative rights and priorities between the Lender, Cole REIT and the Borrowers.
     8. Governing Law. This Agreement and the rights and the obligations of the parties shall be construed in accordance with the laws of the State of Florida.
     9. Amendments and Modifications. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be amended, modified, revised, or terminated except by an agreement in writing signed by the party against whom enforcement is sought. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions substitutions, revisions, consolidations, and modifications of the Loan Documents.
     10. Invalidity. If any provision of this Agreement or the application thereof to any person (as hereinafter defined) or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement, nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.
     Notwithstanding the foregoing, it is the intent of Cole REIT, the Borrowers and the Lender that if any provision of any of this Agreement is capable of two (2) constructions, one of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.
     11. Successors and Assigns; Joint and Several Liability. The provisions of this Agreement shall be (i) binding on Cole REIT and the Borrowers and their respective heirs, executors, administrators, legal representatives, successors and assigns, and (ii) inure to the benefit of the Lender, any other person who may now or hereafter hold any interest in the Loan and their respective successors, assigns and participants.
     12. No Waiver. No waiver of any term or provision of this Agreement shall be effective, unless it is in writing, making specific reference to this Agreement, and signed by the person against whom such waiver is sought to be enforced. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.
     13. Time of the Essence. Time is of the essence of each and every term, condition, obligation, agreement, covenant and warranty set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first above written.

COLE HD SAN DIEGO CA, LP, a Delaware limited partnership

By:	Cole GP CCPT III, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Todd J. Weiss Todd J. Weiss, Vice President

COLE HT DURHAM NC, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

By:	/s/ Todd J. Weiss

Todd J. Weiss, Vice President

COLE KO MONROVIA CA, LP, a Delaware limited partnership

By:	Cole GP CCPT III, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Todd J. Weiss

Todd J. Weiss, Vice President

COLE HH NORTH CHARLESTON SC, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

By:	/s/ Todd J. Weiss

Todd J. Weiss, Vice President

COLE WG EDMOND OK, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

By:	/s/ Todd J. Weiss

Todd J. Weiss, Vice President

COLE CV SOUTHAVEN MS, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

By:	/s/ Todd J. Weiss

Todd J. Weiss, Vice President

COLE KO TAVARES FL, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

By:	/s/ Todd J. Weiss

Todd J. Weiss, Vice President

COLE BB CORAL SPRINGS FL, LLC, a Delaware limited liability company

By:	Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager

By:	/s/ Todd J. Weiss

Todd J. Weiss, Vice President

COLE REIT III OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Cole Credit Property Trust III, Inc., a Maryland corporation, its general partner

By:	/s/ John M. Pons

John M. Pons, Authorized Officer